SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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Delaware Pooled® Trust

(Name of Registrant as Specified in Its Charter)

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DELAWARE POOLED® TRUST

MACQUARIE EMERGING MARKETS PORTFOLIO II

2005 Market Street
Philadelphia, PA 19103-7094

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Delaware Pooled Trust (the “Trust”) to inform shareholders of Macquarie Emerging Markets Portfolio II (the “Portfolio”) about recent changes related to the Portfolio’s sub-advisory arrangements. The changes were approved by the Board on the recommendation of the Portfolio’s investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about June 28, 2019 to shareholders of record of the Portfolio as of June 3, 2019 (the “Record Date”). The Information Statement is being made available on the Portfolio’s website at macquarieim.com/services/macquarie-institutional-portfolios/literature on or about June 28, 2019 until at least Dec. 31, 2019. A paper or e-mail copy of the Information Statement may be obtained, without charge, by calling Macquarie Institutional Portfolios at 800 231-8002.

INTRODUCTION

The Manager is the investment manager to each series of the Trust, including the Portfolio. Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on Jan. 17, 2017 (the “SEC Order”). The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval. The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

Consistent with the terms of the SEC Order, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of the Manager (the “Independent Trustees”), approved the appointment of Macquarie Investment Management Global Limited (“MIMGL”) and Macquarie Funds Management Hong Kong Limited (“MFMHKL”) to provide certain sub-advisory services to the Portfolio (each, a “Sub-Advisor” and collectively, the “Sub-Advisors”). MIMGL and MFMHKL are affiliates of the Manager. The sub-advisory agreements between each of MIMGL and MFMHKL, and DMC, on behalf of the Portfolio (the “Sub-Advisory Agreements”) are described in further detail below.

The Trust and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Information Statement presents additional details regarding MIMGL and MFMHKL and the Sub-Advisory Agreements.

THE INVESTMENT MANAGER

The Manager is located at 2005 Market Street, Philadelphia, PA 19103-7094, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”). The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.

The Manager provides investment advisory services to the Portfolio pursuant to an investment management agreement dated June 22, 2010 between the Trust and the Manager (the “Management Agreement”). The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on Aug. 16, 2018. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Portfolio. In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Portfolio, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Portfolio. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Portfolio.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Portfolio, and to render investment advice for the Portfolio, including the purchase, retention, and disposition of investments, securities and cash held by the Portfolio. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Portfolio’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Portfolio’s investment objective, policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

For these services, the Portfolio pays the Manager a fee calculated at an annual rate of 1.00% on average daily net assets. The Manager has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses (excluding any 12b-1 fees, acquired fund fees and expenses, taxes, interest, expenses, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and nonroutine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) in order to prevent total annual portfolio operating expenses from exceeding 1.20% of the Portfolio’s average daily net assets from Feb. 28, 2019 through Feb. 28, 2020. These waivers and reimbursements may only be terminated by agreement of the Manager and the Portfolio. After giving effect to the fee waiver and expense reimbursements, the Manager received advisory fees of $292,996 from the Portfolio for the fiscal year ended Oct. 31, 2018.

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Chief Executive Officer and President; Roger A. Early, Trustee/Executive Director, Head of Fixed Income–America; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary; Richard Salus, Global Head of Fund Administration/Trustee; Brian L. Murray, Senior Vice President/Global Chief Compliance Officer; Dominic B. Janssens, Global Chief Operations Officer (through July 31, 2019); Michael F. Capuzzi, US Chief Operations Officer (as of July 31, 2019); and Caroline Marull, Asia Pacific Chief Operations Officer (as of July 31, 2019). The address of each person listed is 2005 Market Street, Philadelphia, PA 19103-7094.

THE NEW SUB-ADVISORS

MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of the Manager and a part of Macquarie Investment Management (“MIM”). MIM is the marketing name for certain companies comprising the asset management division of Macquarie Group Limited. As of Dec. 31, 2018, MIM managed more than $234.5 billion in assets for institutional and individual clients.

Although MIMGL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may seek quantitative support from MIMGL and the Manager may also permit MIMGL to execute Portfolio security trades on behalf of the Manager. The Manager has entered into a separate sub-advisory agreement with MIMGL and compensates MIMGL out of the investment advisory fees it receives from the Portfolio. There will be no increase in the advisory fees paid by the Portfolio to the Manager as a consequence of the appointment of MIMGL and the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MIMGL and the Manager is effective May 30, 2019.

MIMGL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective similar to the investment objective of the Portfolio.

The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:

Name	Position
Megan Aubrey	Director
Brett Lewthwaite	Director
Grant Stephens	Director
Bruce Terry	Director
Nicholas Allton	Chief Legal Officer
Kean Lim	Chief Compliance Officer
Rajiv Gohil	Director

MFMHKL, located at Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong, is an affiliate of the Manager and a part of MIM. As of Dec. 31, 2018, MIM managed more than $234.5 billion in assets for institutional and individual clients.

Although MFMHKL serves as a sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager may permit MFMHKL to execute Portfolio security trades on behalf of the Manager. The Manager has entered into a separate sub-advisory agreement with MFMHKL and compensates MFMHKL out of the investment advisory fees it receives from the Portfolio. There will be no increase in the advisory fees paid by the Portfolio to the Manager as a consequence of the appointment of MFMHKL and the implementation of the Sub-Advisory Agreement. The Sub-Advisory Agreement between MFMHKL and the Manager is effective May 30, 2019.

MFMHKL does not serve as an investment advisor or sub-advisor to any registered investment company which has an investment objective similar to the investment objective of the Portfolio.

The names and principal occupations of the principal executive officers and/or directors of MFMHKL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MFMHKL, is Level 18, One International Finance Centre, One Harbour View Street, Central, Hong Kong:

Name	Position
John Bugg	Director
John Austin	Chief Compliance Officer
Jennifer Oswald	Legal Entity Controller
Nicholas Bird	Director
Wei Cheong	Director
Bastiaan Van Buuren	Director

APPROVAL OF APPOINTMENT OF MIMGL AND MFMHKL AS SUB-ADVISORS TO THE PORTFOLIO

The Sub-Advisory Agreements were approved by the Board. Under the Sub-Advisory Agreements, and in accordance with applicable laws and regulations, MIMGL and MFMHKL agree to provide the Manager with all books and records relating to the transactions it executes and render for presentation to the Board such reports as the Board may reasonably request. The Sub-Advisory Agreements provide that the fees are set at zero (0).

The Sub-Advisory Agreements may be terminated at any time, without the payment of a penalty, by: (i) the Manager with written notice to MIMGL and/or MFMHKL; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of the Portfolio, with written notice to MIMGL and/or MFMHKL; or (iii) MIMGL or MFMHKL with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

The Sub-Advisory Agreements provide that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, each of MIMGL or MFMHKL, any of their affiliates, or any of their controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as Sub-Advisor to the Portfolio.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

At a meeting held on May 16-17, 2018, the Board, including the Independent Trustees, approved the Sub-Advisory Agreements between DMC and each of MIMGL and MFMHKL for the Portfolio.

In reaching the decision to approve the Sub-Advisory Agreements, the Board considered and reviewed information about each of MIMGL and MFMHKL, including its personnel, operations, and financial condition, which had been provided by MIMGL and MFMHKL, respectively. The Board also reviewed material furnished by DMC, including: a memorandum from DMC reviewing the Sub-Advisory Agreements and the various services proposed to be rendered by MIMGL and MFMHKL; information concerning MIMGL’s and MFMHKL’s organizational structure and the experience of their key investment management personnel; copies of MIMGL’s and MFMHKL’s Form ADV, financial statements, compliance policies and procedures, and Codes of Ethics; relevant performance information provided with respect to MIMGL and MFMHKL; and a copy of the Sub-Advisory Agreements.

In considering such information and materials, the Independent Trustees received assistance and advice from and met separately with independent counsel. The materials prepared by the Manager in connection with the approval of the Sub-Advisory Agreements were sent to the Independent Trustees in advance of the meeting. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, quality, and extent of services. The Board considered the nature, quality, and extent of services that MIMGL and MFMHKL each would provide as a Sub-Advisor to the Portfolio. The Board considered the investment process to be employed by MIMGL and MFMHKL in connection with DMC’s collaboration with MIMGL and MFMHKL in managing the Portfolio, and the qualifications and experience of MIMGL and MFMHKL’s equity teams with regard to implementing the Portfolio’s investment mandate. The Board considered MIMGL and MFMHKL’s organization, personnel, and operations. The Board also considered the Manager’s review and recommendation process with respect to MIMGL and MFMHKL, and the Manager’s favorable assessment as to the nature, quality, and extent of the sub-advisory services expected to be provided by MIMGL and MFMHKL to the Portfolio. Based on their consideration and review of the foregoing factors, the Board concluded that the nature, quality, and extent of the sub-advisory services to be provided by MIMGL and MFMHKL, as well as MIMGL and MFMHKL’s ability to render such services based on its experience, organization and resources, were appropriate for the Portfolio, in light of the Portfolio’s investment objective, strategies, and policies.

In discussing the nature of the services proposed to be provided by the Sub-Advisors, several Board members observed that, unlike traditional sub-advisors, who make the investment-related decisions with respect to the sub-advised portfolio, the relationship contemplated in this case is limited to access to the additional quantitative investment resources and related technology support of MIMGL and MFMHKL.

Sub-advisory fees. The Board considered that DMC would not pay MIMGL and MFMHKL fees in conjunction with the services that would be rendered to the sub-advised Portfolio. The Board concluded that, in light of the quality and extent of the services to be provided and the business relationships between the Manager and Sub-Advisors, the proposed fee arrangement was understandable and reasonable.

Investment performance. In evaluating performance, the Board considered that MIMGL and MFMHKL would provide trade execution support, but that DMC’s portfolio managers for the Portfolio would retain portfolio management discretion over the Portfolio.

Economies of scale and fall-out benefits. The Board considered whether the proposed fee arrangement would reflect economies of scale for the benefit of Portfolio investors as assets in the Portfolio increased, as applicable. The Board also considered that DMC and its affiliates may benefit by marketing a global approach to the portfolio management of its equity investment strategies.

GENERAL INFORMATION

Distributor

The Portfolio’s distributor, Delaware Distributors, L.P. (“Distributor”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the national distributor of the Trust’s shares under an amended and restated Distribution Agreement dated Jan. 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Portfolio. Shares of the Portfolio are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 2005 Market Street, Philadelphia, PA 19103-7094, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Portfolio. Those services include overseeing the Portfolio’s pricing process, the calculation and payment of Portfolio expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Portfolio net asset values and performance data. DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Portfolio. Those services include performing functions related to calculating the Portfolio’s net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Portfolio did not pay any commissions to any affiliated broker.

Shares Outstanding

As of the Record Date, the Portfolio had 4,423,587.195 shares outstanding.

Record of Beneficial Ownership

As of May 31, 2019, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of the Portfolio other than those listed on Exhibit A. As of May 31, 2019, the Manager believes that the Portfolio’s officers and Trustees directly owned less than 1% of the outstanding shares of the Portfolio.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Portfolio as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Information Statement may be obtained, without charge, by calling Macquarie Institutional Portfolios at 800 231-8002. If you do not want the mailing of the Notice or the Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Portfolio shares directly through the Portfolio’s service agent, by calling the Portfolio’s service agent.

Financial Information

Shareholders can obtain a copy of the Portfolio’s most recent Annual and Semiannual Reports, without charge, by calling Macquarie Institutional Portfolios at 800 231-8002.

EXHIBIT A

As of May 31, 2019, management believes the following shareholders held of record 5% or more of the outstanding shares of each class of the Portfolio.

Name and Address of Beneficial Owner	Total Share	Percentage of the
	Balance	Portfolio
STATE STREET BANK & TRUST CO TTEE	2,570,333.855	58.11%
ONE GAS INC MASTER TRUST FOR DEFINED
BENEFIT PLANS
1200 CROWN COLONY DR
QUINCY MA 02169

SOCIETY OF ST SULPICE FOUNDATION US	604,820.793	13.67%
INC - ADMINISTRATION & SERVICES
5408 ROLAND AVE
BALTIMORE MD 21210-1988

SOCIETY OF ST SULPICE FOUNDATION	302,410.396	6.84%
US INC - RETIREMENT
5408 ROLAND AVE
BALTIMORE MD 21210-1988

DELAWARE POOLED® TRUST

MACQUARIE EMERGING MARKETS PORTFOLIO II

2005 Market Street
Philadelphia, PA 19103-7094

NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to Macquarie Emerging Markets Portfolio II (the “Fund”), a series of Delaware Pooled Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: macquarieim.com/services/macquarie-institutional-portfolios/literature.

The Information Statement details the approval of sub-advisors, Macquarie Investment Management Global Limited (“MIMGL”) and Macquarie Funds Management Hong Kong Limited (“MFMHKL”), to provide certain sub-advisory services to the Fund. A more detailed description of MIMGL and MFMHKL and their businesses, information about the sub-advisory agreements with MIMGL and MFMHKL, and the reasons the Board of Trustees (the “Board”) of the Trust approved MIMGL and MFMHKL as sub-advisors, are included in the Information Statement. MIMGL and MFMHKL are affiliates of Delaware Management Company (the “Manager”), the investment manager to each series of the Trust, including the Fund.

The Manager employs a “manager of managers” arrangement in managing the assets of the Trust. In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Information Statement is being mailed beginning on or about June 28, 2019 to shareholders of record of the Fund as of June 3, 2019. The full Information Statement is available on the Fund’s website at macquarieim.com/services/macquarie-institutional-portfolios/literature on or about June 28, 2019 until at least Dec. 31, 2019. A paper or e-mail copy of the full Joint Information Statement may be obtained, without charge, by calling Macquarie Institutional Portfolios at 800 231-8002.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.